As filed with the Securities and Exchange Commission on December 27, 2006

Registration No. 2-75677

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Westcore Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following information will be posted on a web page located within the Westcore Funds website, www.westcore.com, on December 28, 2006.

Westcore Proxy Statement

View PDF of Proxy Statement Vote Online

Westcore Fund shareholders as of December 19, 2006 will be receiving a Proxy Statement with several proposals regarding each Westcore Fund that will be presented at a Special Meeting of Shareholders to be held February 13, 2007. Please use the link below to view the complete Proxy Statement.

In addition, if your account is maintained directly at Westcore Funds, you can access the on-line voting functionality provided by the Fund’s proxy solicitor, The Altman Group, by using the link on this page and the instructions on your proxy card. Alternatively, you can also vote by dialing 866-437-4667 and following the automated instructions. If you need further assistance with voting your proxy you can also contact The Altman Group at 1-800-305-6377.

View a PDF of the complete Proxy Statement here.

Cast your ballot for the Westcore Proxy online here.
NOTE: You will leave the Westcore web site and will be redirected to MyProxyOnline.com to cast your ballot online.

To obtain a prospectus, which contains more complete information regarding potential risks and applicable fees and expenses, call 1-800-392-CORE (2673). Please read the prospectus carefully before you invest or send money.

Westcore Funds are distributed by ALPS Distributors, Inc.

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